Exhibit 10.4

AGREEMENT AND RELEASE OF ADEA CLAIMS

This AGREEMENT AND RELEASE OF ADEA CLAIMS (“Agreement”) is made and entered into by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (the “Company”), and JAMES R. OYLER (“Mr. Oyler”).

Recitals

WHEREAS, Mr. Oyler has been serving as President and Chief Executive Officer of the Company pursuant to an Employment Agreement dated as of May 16, 2000 (“Employment “Agreement”), as amended by that certain Amendment No. 1 to Employment Agreement dated as of September 22, 2000 (“Amendment No. 1”) (collectively the “Amended Employment Agreement”), and as a member of the Company’s Board of Directors (“Board”); and

WHEREAS, Mr. Oyler has notified the Company of his intention to resign as President and Chief Executive Officer of the Company and as a member of the Board; and

WHEREAS, the Company and Mr. Oyler have executed a Separation and Release Agreement of even date herewith (the “Separation Agreement”); and

WHEREAS, in addition to the terms of the Separation Agreement, Mr. Oyler has agreed to provide the Company with a release of any and all claims that he may have under the Age Discrimination in Employment Act (“ADEA”) in exchange for the consideration to be separately provided by the Company as set forth herein, in accordance with the terms hereof; and

WHEREAS, the Company is willing to provide Mr. Oyler with the consideration set forth herein in exchange for the promises, covenants and other consideration to be provided by Mr. Oyler as set forth herein, in accordance with the terms hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Agreement

1.                                                                                       Payment to Mr. Oyler. The Company shall pay to Mr. Oyler the sum of One Hundred Thousand Dollars and No Cents ($100,000.00) as a discretionary payment for services rendered and for the release provided by Mr. Oyler hereunder (“Discretionary Payment”). The Discretionary Payment shall be payable on the Effective Date. The Company shall withhold from the Discretionary Payment all required amounts for income taxes and payroll taxes, both federal and state.

2.                                                                                       Amended Employment Agreement and Separation Agreement Shall Remain In Effect. The parties acknowledge that the terms, conditions, covenants and obligations contained in the Amended Employment Agreement, and in particular in paragraphs 1 and 15-31 of the Amended Employment Agreement, and the terms, conditions, covenants and obligations contained in the Separation Agreement, shall remain in full force and effect following the effective date of this Agreement, and shall not be affected by this Agreement.

3.                                                                                       Release of Claims by Mr. Oyler. In partial consideration of the payment to Mr. Oyler provided in paragraph 1 above, and other good and valuable consideration, Mr. Oyler, for himself and his heirs, successors, and assigns, hereby releases and forever discharges the Company and its officers, shareholders, directors, employees, agents, representatives, attorneys, parent, subsidiary and affiliated companies, successors and assigns, and each of them, of and from any and all claims, losses, demands, actions, causes of action, obligations, debts and/or liabilities (“Oyler Released Claims”) arising out of any claims arising under the Age Discrimination in Employment Act (“ADEA”) presently known or unknown, in law or in equity, arising out of any acts, omissions, events or facts which have occurred up to, and including the time of, the effective date of this Agreement.

a.                                                                                                                                       Notwithstanding the terms of the foregoing paragraph, Mr. Oyler does not release the Company from any obligations it may have with respect to any of the following, except as otherwise expressly provided in the Separation Agreement:  the Employee’s right to the continuation of health, dental and vision insurance coverage under COBRA and subsequent conversion or continuation policies; Mr. Oyler’s rights under the Evans & Sutherland Incentive Plan (the “ESIP” also known as “MIP”), the Company’s Senior Executive Retirement Plan, the Company’s 401(k) Deferred Compensation Plan, and the Company’s Executive Savings Plan; Mr. Oyler’s rights with respect to his stock options as modified by the Separation Agreement; the Company’s obligations under the continuing provisions of the Amended Employment Agreement, as set forth in Section 9 thereof; the Company’s indemnification obligations under Article VI of the Company’s Bylaws, as amended and restated as of the date hereof; the Company’s obligations under the Separation Agreement, and the Company’s obligations under this Agreement.

4.                                                                                       No Admission of Liability. Neither the execution of this Agreement, the consideration given for this Agreement, nor the performance of any of the terms of this Agreement shall constitute or be construed as any admission by the Company of any liability of any kind to Mr. Oyler, or by Mr. Oyler of any liability of any kind to the Company, which respective, liability is expressly denied.

5.                                                                                       Notice and Waiting Period Relating to Release of ADEA Claim.

a.                                                                                                                                       This Agreement includes a release of all claims under ADEA arising up to and including the effective date of this Agreement, and Mr. Oyler acknowledges that he has been advised of that fact and that he should fully consider this release before executing it.

Mr. Oyler also acknowledges that he has consulted with an attorney regarding his rights and obligations regarding the release of this claim.

b.                                                                                                                                      Mr. Oyler acknowledges that the Company has offered him ample time and opportunity, consisting of a minimum of twenty-one (21) days, to consider and consult with his attorney regarding this release. To the extent that Mr. Oyler does not use such time, he expressly waives his right to take such time before entering into this Agreement. Mr. Oyler’s execution of this Agreement constitutes his acknowledgment that he had the opportunity and adequate time, consisting of a minimum of twenty-one (21) days, to consider and consult with his attorney regarding this release.

c.                                                                                                                                       Mr. Oyler acknowledges that his release of any ADEA claim that he may have shall become effective and enforceable seven days following the execution of this Agreement by him and that Mr. Oyler may revoke his acceptance of the release of any such ADEA claim by delivering written notice of his revocation of the said release of any such ADEA claim to David Bateman, 770 Komas Drive, Salt Lake City, Utah 84108, within said seven-day period. In the event that Mr. Oyler revokes his release of any such ADEA claim within such seven-day period, this entire Agreement shall be null and void. After the seven-day period has elapsed, Mr. Oyler shall not be permitted to revoke his release of any such ADEA claim, and such release, as well as all other provisions of this Agreement, shall be binding upon Mr. Oyler.

6.                                                                                       Effective Date of Agreement. This Agreement shall take effect and be binding upon the parties eight (8) days following the execution of this Agreement by both parties (the “Effective Date”).

7.                                                                                       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings, oral or written, between the parties hereto pertaining to the subject matter hereof. Notwithstanding the foregoing, it is expressly understood and agreed by the parties that the Separation Agreement shall remain in full force and effect, and the Amended Employment Agreement, including paragraphs 1 and 15-31 thereof, shall remain in full force and effect, except as modified by the Separation Agreement.

8.                                                                                       Choice of Law; Jurisdiction and Venue. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Utah (without giving effect to its choice of law principles). Each of the parties submits to the jurisdiction of any state or federal court sitting in Utah in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

EVANS & SUTHERLAND COMPUTER CORPORATION

Dated:	8-June-2006	By:	/s/David Coghlan
David Coghlan, Chairman of the Board

Dated:	8-June-2006	/s/ James R. Oyler
JAMES R. OYLER